UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022 (July 9, 2022)

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2022 and July 11, 2022, respectively, Discovery Communications, LLC (“DCL”), a wholly owned subsidiary of Warner Bros. Discovery, Inc. (“we,” “us,” “our” or the “Company”), entered into employment agreements with Bruce Campbell, our Chief Revenue and Strategy Officer, and Gunnar Wiedenfels, our Chief Financial Officer (individually, the “Campbell Agreement” and the “Wiedenfels Agreement,” and collectively, the “Agreements”).

The following summary descriptions of certain provisions of the Agreements do not purport to be complete, and are qualified in their entirety by the actual text of the respective Agreements, which have been filed with this Current Report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Campbell Agreement

Pursuant to the Campbell Agreement, Mr. Campbell will continue to serve as our Chief Revenue and Strategy Officer. In this role, Mr. Campbell will continue to have responsibility for advertising sales, distribution revenue and content licensing in the United States, while globally leading our corporate development and strategy, streaming platform agreements, legal affairs and consumer products and experiences. The term of the Campbell Agreement is effective as of July 9, 2022 and runs through July 8, 2025. The parties may agree to renew the Campbell Agreement at the end of the term. If we desire to renew the Campbell Agreement, Mr. Campbell must be notified to that effect, in writing, no later than 120 days prior to the end of the term of the Campbell Agreement. If a “qualifying renewal offer” (as described below) is not made to Mr. Campbell, Mr. Campbell will be eligible for severance payments in connection with his termination. If a qualifying renewal offer is made to Mr. Campbell, but Mr. Campbell declines such offer, Mr. Campbell would be eligible for a payment of (i) 50% of his base salary for the twelve (12) months following his termination and (ii) a prorated portion of his annual bonus at target for the year of termination (the “Campbell Noncompetition Payment”). The Campbell Noncompetition Payment would be contingent upon Mr. Campbell’s continued compliance with the noncompetition and nonsolicitation covenants in the Campbell Agreement and executing a release of claims.

For purposes of the Campbell Agreement, a “qualifying renewal offer” is an offer to renew the Campbell Agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effect under the Campbell Agreement at the end of his term of employment, and with other material terms that are as favorable in the aggregate as the material terms of the Campbell Agreement.

Under the Campbell Agreement, Mr. Campbell’s base salary was increased from $1.8 million per annum to $2.5 million per annum, effective as of April 8, 2022 (the same day as the closing of the transaction whereby the Company acquired the business, operations and activities that constituted a portion of the WarnerMedia segment of AT&T Inc. (the “Closing”)). Future salary increases will be reviewed and decided in accordance with the Company’s standard practices and procedures for similarly situated executives. Mr. Campbell’s target annual bonus was increased from 150% of his base salary to 200% of his base salary, effective as of the Closing. There is no guaranteed annual bonus amount. Mr. Campbell will also be considered for annual equity grants under the Warner Bros. Discovery, Inc. Stock Incentive Plan (the “Plan”) in accordance with our normal executive compensation processes and practices. Beginning in 2023, and subject to approval from our Compensation Committee, such annual equity grants will have a target grant date value of $8.5 million per annum. Mr. Campbell will also be granted a one-time award of restricted stock units (“RSUs”) under the Plan with a grant date value of $2 million. This one-time award of RSUs will be granted on July 15, 2022, based on the closing price of our Series A common stock as of the end of trading on July 14, 2022, with the number of RSUs received rounded up to the nearest whole share. The vesting commencement date for this grant shall be July 9, 2023. The award documents that evidence equity awards made to Mr. Campbell pursuant to the Campbell Agreement shall provide for double-trigger vesting upon an Approved Transaction, Board Change or Control Purchase (each as defined in the Plan). The terms of the equity awards granted to Mr. Campbell under the Campbell Agreement will otherwise be consistent with our normal executive compensation processes and practices, with vesting subject to continued employment, and other terms and conditions, as well as approval of our Compensation Committee in each case.

Mr. Campbell’s employment may be terminated for “cause.” “Cause” for purposes of the Campbell Agreement means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not related to Mr. Campbell’s employment with us; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in material violation of our Code of Ethics or other of our written policies; (iv) improper conduct substantially prejudicial to our business (whether financial or otherwise); (v) willful unauthorized disclosure or use of our confidential information; (vi) material improper destruction of our property; or (vii) willful misconduct in connection with the performance of Mr. Campbell’s duties. If Mr. Campbell’s employment is terminated for “cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination, or as may be required by applicable law.

If Mr. Campbell’s employment is terminated without “cause” (as defined above) or by Mr. Campbell for “good reason” (or, as described above, results from a failure to make Mr. Campbell a “qualifying renewal offer”), Mr. Campbell will be eligible to receive the following severance payments: (a) base salary for the longest of (i) the balance of the term of employment under the Campbell Agreement, (ii) twelve (12) months, or (iii) the number of weeks of severance Mr. Campbell would otherwise have been entitled to under our severance plan, in each case subject to a maximum of twenty-four (24) months; (b) annual bonus payments at target under our annual incentive plan for each year in which Mr. Campbell is entitled to base salary continuation under clause (a) above (subject to proration for partial years); and (c) reimbursement of up to eighteen (18) months of COBRA premiums. In certain circumstances in which Mr. Campbell is relieved of all work responsibilities for some period of time prior to the effective date of his termination of employment, salary paid during this period of “garden leave” will be offset against the severance amounts otherwise payable to Mr. Campbell. “Good reason” under the Campbell Agreement means: (a) a material reduction in Mr. Campbell’s duties or responsibilities (excluding responsibilities related to our legal and/or consumer products and experience divisions); (b) a material change in the location of the office where Mr. Campbell works (i.e., relocation outside the New York, NY metropolitan area); or (c) a material breach of the Campbell Agreement by us, including a change in the position to which Mr. Campbell reports. These severance amounts are contingent on Mr. Campbell executing a release of claims. Additionally, if Mr. Campbell secures employment or any consulting, contractor or other business arrangement for services during the period during which he is receiving severance payments, the severance payments he is receiving may be reduced by the amounts otherwise payable under the Campbell Agreement by the amount Mr. Campbell receives for those services.

The Campbell Agreement also contains certain noncompetition and nonsolicitation covenants effective during Mr. Campbell’s employment and for a period of twelve (12) months and eighteen (18) months, respectively, after the conclusion of Mr. Campbell’s employment. If Mr. Campbell ceases to comply with the noncompetition or nonsolicitation clauses in the Campbell Agreement, the Campbell Noncompetition Payment described above, as well as any unpaid severance payments, would be terminated, as applicable.

Wiedenfels Agreement

Pursuant to the Wiedenfels Agreement, Mr. Wiedenfels will continue to serve as our Chief Financial Officer. In this role, Mr. Wiedenfels will continue to oversee our finances and has also assumed responsibility for global enterprise tech and broadcast operations, facilities, security, and studio operations. The Wiedenfels Agreement replaced Mr. Wiedenfels’ prior employment agreement with DCL. The term of the Wiedenfels Agreement is effective as of July 11, 2022 and runs through July 10, 2026. The parties may agree to renew the Wiedenfels Agreement at the end of the term. If we desire to renew the Wiedenfels Agreement, Mr. Wiedenfels must be notified to that effect, in writing, no later than one hundred twenty (120) days prior to the end of the term of the Wiedenfels Agreement. If a “qualifying renewal offer” (as described below) is not made to Mr. Wiedenfels, Mr. Wiedenfels will be eligible for severance payments in connection with his termination. If a “qualifying renewal offer” is made to Mr. Wiedenfels, but Mr. Wiedenfels declines such offer, Mr. Wiedenfels would be eligible for the payment of 50% of his base salary for the twelve (12) months following his termination (the “Wiedenfels Noncompetition Payment”). The Wiedenfels Noncompetition Payment would be contingent upon Mr. Wiedenfels’ continued compliance with the noncompetition and nonsolicitation covenants in the Wiedenfels Agreement and executing a release of claims.

For purposes of the Wiedenfels Agreement, a “qualifying renewal offer” is an offer to renew the Wiedenfels Agreement with a meaningful increase in base salary and an annual bonus target that is at least the same level as in effect at the end of the term of the Wiedenfels Agreement, and with other material terms that are at least as favorable in the aggregate as the material terms of the Wiedenfels Agreement.

Under the Wiedenfels Agreement, Mr. Wiedenfels’ base salary was increased from $1.7 million per annum to $2.0 million per annum, effective as of the Closing. Future salary increases will be reviewed and decided in accordance with our standard practices and procedures for similarly situated senior executives. Mr. Wiedenfels’ target annual bonus under the Wiedenfels Agreement was increased from 150% of his base salary to 175% of his base salary, effective as of the Closing. There is no guaranteed annual bonus amount. Mr. Wiedenfels will also be considered for annual equity grants under the Plan in accordance with our normal executive compensation processes and practices. Beginning in 2023, and subject to approval from our Compensation Committee, such annual equity grants will have a target grant date value of $8 million. Mr. Wiedenfels will also be granted a one-time award of RSUs under the Plan with a target grant date value of $2 million. This one-time award of RSUs will be granted on July 15, 2022, based on the closing price of our Series A common stock as of the end of trading on July 14, 2022, with the number of RSUs received rounded up to the nearest whole share. The vesting commencement date for this grant shall be July 11, 2023. The award documents that evidence the equity awards made to Mr. Wiedenfels pursuant to the Wiedenfels Agreement shall provide for double-trigger vesting upon an Approved Transaction, Board Change or Control Purchase (each as defined in the Plan). The terms of the equity awards granted to Mr. Wiedenfels under the Wiedenfels Agreement will otherwise be consistent with our normal executive compensation processes and practices, with vesting subject to continued employment and other terms and conditions, as well as approval of our Compensation Committee in each case.

Mr. Wiedenfels’ employment may be terminated for “cause.” “Cause” for purposes of the Wiedenfels Agreement means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not related to

Mr. Wiedenfels’ employment with us; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in material violation of our Code of Ethics or other of our written policies; (iv) improper conduct substantially prejudicial to our business (whether financial or otherwise); (v) willful unauthorized disclosure or use of our confidential information; (vi) material improper destruction of our property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties. If Mr. Wiedenfels’ employment is terminated for Cause, he will be entitled to receive only amounts or benefits that have been earned, accrued or vested at the time of his termination, or as may be required by applicable law.

If Mr. Wiedenfels’ employment is terminated without “cause” (as described above) or by Mr. Wiedenfels for “good reason” (as described below, or, as described above, results from a failure to make Mr. Wiedenfels a “qualifying “renewal offer”), Mr. Wiedenfels will receive the following severance payments: (a) base salary continuation for the longer of (i) the balance of the term of employment under the Wiedenfels Agreement, (ii) twelve (12) months, or (iii) the number of weeks of severance Mr. Wiedenfels would otherwise have been entitled to under our severance plan, in each case subject to a maximum of twenty-four (24) months; (b) annual bonus payments at target under our annual incentive plan for each year in which Mr. Wiedenfels is entitled to base salary continuation under clause (a) above (subject to proration for partial years); (c) reimbursement of up to eighteen (18) months of COBRA premiums; and (d) repatriation benefits to return Mr. Wiedenfels and his family to Germany. In certain circumstances in which Mr. Wiedenfels is relieved of all work responsibilities for some period of time prior to the effective date of his termination of employment, salary paid during this period of “garden leave” will be offset against the severance amounts otherwise payable to Mr. Wiedenfels. “Good reason” under the Wiedenfels Agreement means a: (x) material reduction in Mr. Wiedenfels’ duties or responsibilities; (y) material change in the location of the office where Mr. Wiedenfels works (i.e., relocation outside the New York, NY metropolitan area); or (z) material breach of the Wiedenfels Agreement by us, including a change in the position to which Mr. Wiedenfels reports. The above severance amounts are contingent on Mr. Wiedenfels executing a release of claims. Additionally, if Mr. Wiedenfels secures employment or any consulting, contractor or other business arrangement for services during the period during which he is receiving severance payments, the severance payments he is receiving from us may be reduced by the amounts otherwise payable under the Wiedenfels Agreement by the amount Mr. Wiedenfels receives for those services from his new employer.

The Wiedenfels Agreement also contains noncompetition and nonsolicitation clauses effective during Mr. Wiedenfels’ employment and for a period of twelve (12) months and eighteen (18) months, respectively, after the conclusion of Mr. Wiedenfels’ employment with us. If Mr. Wiedenfels ceases to comply with the noncompetition or nonsolicitation clauses in the Wiedenfels Agreement, the Wiedenfels Noncompetition Payment described above, as well as any unpaid severance payments, would be terminated, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Bruce Campbell and Discovery Communications, LLC, dated July 9, 2022.*

10.2	Employment Agreement between Gunnar Wiedenfels and Discovery Communications, LLC, dated July 11, 2022.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Tara L. Smith
	Name:	Tara L. Smith
	Title:	Senior Vice President, Securities and Executive Compensation and Corporate Secretary